Exhibit 99.1

ORCHID ISLAND CAPITAL ANNOUNCES Third QUARTER 2025 RESULTS

VERO BEACH, Fla. (October 23, 2025) – Orchid Island Capital, Inc. (NYSE:ORC) ("Orchid” or the "Company"), a real estate investment trust ("REIT"), today announced results of operations for the three month period ended September 30, 2025.

Third Quarter 2025 Results

●	Net income of $72.1 million, or $0.53 per common share, which consists of:
●	Net interest income of $26.9 million, or $0.20 per common share
●	Total expenses of $5.4 million, or $0.04 per common share
●	Net realized and unrealized gains of $50.6 million, or $0.37 per common share, on RMBS and derivative instruments, including net interest income on interest rate swaps
●	Third quarter dividends declared and paid of $0.36 per common share
●	Book value per common share of $7.33 at September 30, 2025
●	Total return of 6.7%, comprised of $0.36 dividend per common share and $0.12 increase in book value per common share, divided by beginning book value per common share

Other Financial Highlights

●	Orchid maintained a strong liquidity position of $620.0 million in cash and cash equivalents and unpledged securities, or approximately 57% of stockholders' equity as of September 30, 2025
●	Borrowing capacity in excess of September 30, 2025 outstanding repurchase agreement balances of $8.0 billion, spread across 26 active lenders
●	Company to discuss results on Friday, October 24, 2025, at 10:00 AM ET
●	Supplemental materials to be discussed on the call can be downloaded from the investor relations section of the Company’s website at https://ir.orchidislandcapital.com

Management Commentary

Commenting on the third quarter results, Robert E. Cauley, Chairman and Chief Executive Officer, said, “Market conditions during the quarter were supportive for levered Agency RMBS investors such as Orchid Island Capital. Interest rates were quite stable outside of short-term rates, which declined in anticipation of additional interest rate cuts beyond the 25-basis point cut that occurred in September. Orchid generated a total return for the quarter of 6.7%, unannualized. Orchid continued to build its capital base, still comprised exclusively of common equity, and invested the proceeds into Agency RMBS offering both net interest income and total return potential above historical norms. Orchid was able to acquire Agency RMBS with these characteristics even with elevated levels of prepayments emerging as prevailing market interest rates decline in the face of a cooling labor market and Federal Reserve interest rate cuts.  Orchid has done this through prudent security selection and risk management techniques without meaningfully changing its leverage – approximately 7.4 to 1 inclusive of its TBA positions. Orchid has room to raise leverage further should returns in the market become even more attractive.

“With respect to the market backdrop we are operating in, it appears we are at a crossroads.  There is evidence that the tariffs introduced by the U.S. presidential administration and the associated uncertainty surrounding their impact on growth and inflation is impacting the labor market, and the Federal Reserve has stated they now see the balance of risk tilted towards economic weakness versus inflation. Note this statement was made before the U.S. federal government shutdown, which has added to risks of a downturn in economic growth.  However, there is also evidence that the economy has been resilient in the face of the tariffs and that growth and consumer spending appear stable.  Additionally, the likely benefits from the One Big Beautiful Bill Act, deregulation, capital expenditure and artificial intelligence should be supportive of growth in the near future. The path for economic growth, monetary policy and interest rates is uncertain, yet we believe Orchid’s portfolio is positioned to deliver attractive return potential in either scenario.”

Details of Third Quarter 2025 Results of Operations

The Company reported net income of $72.1 million for the three month period ended September 30, 2025, compared with a net income of $17.3 million for the three month period ended September 30, 2024. Interest income on the portfolio in the third quarter was up approximately $16.1 million from the second quarter of 2025. The yield on our average Agency RMBS increased from 5.38% in the second quarter of 2025 to 5.65% for the third quarter of 2025, and our repurchase agreement borrowing costs increased from 4.23% for the second quarter of 2025 to 4.45% for the third quarter of 2025. Book value increased by $0.12 per share in the third quarter of 2025. The increase in book value reflects our net income of $0.53 per share and the dividend distribution of $0.36 per share. The Company recorded net realized and unrealized gains of $50.6 million on Agency RMBS assets and derivative instruments, including net interest income on interest rate swaps.

Prepayments

For the quarter ended September 30, 2025, Orchid received $212.8 million in scheduled and unscheduled principal repayments and prepayments, which equated to a 3-month constant prepayment rate (“CPR”) of approximately 10.1%. Prepayment rates on the two RMBS sub-portfolios were as follows (in CPR):

		Structured
	PT RMBS	RMBS	Total
Three Months Ended	Portfolio (%)	Portfolio (%)	Portfolio (%)
September 30, 2025	10.1	8.1	10.1
June 30, 2025	10.1	6.3	10.1
March 31, 2025	7.8	4.5	7.8
December 31, 2024	10.6	7.0	10.5
September 30, 2024	8.8	6.4	8.8
June 30, 2024	7.6	7.1	7.6
March 31, 2024	6.0	5.9	6.0

Portfolio

The following tables summarize certain characteristics of Orchid’s PT RMBS (as defined below) and structured RMBS as of September 30, 2025 and December 31, 2024:

($ in thousands)
				Weighted
		Percentage		Average
		of	Weighted	Maturity
	Fair	Entire	Average	in	Longest
Asset Category	Value	Portfolio	Coupon	Months	Maturity
September 30, 2025
Fixed Rate RMBS	$8,341,899	99.8%	5.51%	334	1-Sep-55
Interest-Only Securities	13,975	0.2%	4.01%	204	25-Jul-48
Inverse Interest-Only Securities	206	0.0%	0.00%	252	15-Jun-42
Total Mortgage Assets	$8,356,080	100.0%	5.49%	333	1-Sep-55
December 31, 2024
Fixed Rate RMBS	$5,237,812	99.7%	5.03%	330	1-Nov-54
Interest-Only Securities	15,308	0.3%	4.01%	212	25-Jul-48
Inverse Interest-Only Securities	190	0.0%	0.00%	261	15-Jun-42
Total Mortgage Assets	$5,253,310	100.0%	4.99%	328	1-Nov-54

($ in thousands)
	September 30, 2025		December 31, 2024
		Percentage of		Percentage of
Agency	Fair Value	Entire Portfolio	Fair Value	Entire Portfolio
Fannie Mae	$4,741,967	56.7%	$3,693,032	70.3%
Freddie Mac	3,614,113	43.3%	1,560,278	29.7%
Total Portfolio	$8,356,080	100.0%	$5,253,310	100.0%

	September 30, 2025	December 31, 2024
Weighted Average Pass-through Purchase Price	$102.33	$102.45
Weighted Average Structured Purchase Price	$18.74	$18.74
Weighted Average Pass-through Current Price	$101.07	$96.44
Weighted Average Structured Current Price	$14.65	$14.38
Effective Duration (1)	2.991	4.200

(1)

Effective duration is the approximate percentage change in price for a 100 basis point change in rates. An effective duration of 2.991 indicates that an interest rate increase of 1.0% would be expected to cause a 2.991% decrease in the value of the RMBS in the Company’s investment portfolio at September 30, 2025. An effective duration of 4.200 indicates that an interest rate increase of 1.0% would be expected to cause a 4.200% decrease in the value of the RMBS in the Company’s investment portfolio at December 31, 2024. These figures include the structured securities in the portfolio, but do not include the effect of the Company’s funding cost hedges. Effective duration quotes for individual investments are obtained from The Yield Book, Inc.

Financing, Leverage and Liquidity

As of September 30, 2025, the Company had outstanding repurchase obligations of approximately $8.0 billion with a net weighted average borrowing rate of 4.33%. These agreements were collateralized by RMBS with a fair value, including accrued interest, of approximately $8.4 billion and cash pledged to counterparties of approximately $26.4 million. The Company’s adjusted leverage ratio, defined as the balance of repurchase agreement liabilities divided by stockholders' equity, at September 30, 2025 was 7.4 to 1. At September 30, 2025, the Company’s liquidity was approximately $620.0 million consisting of cash and cash equivalents and unpledged securities. To enhance our liquidity even further, we may pledge more of our structured RMBS as part of a repurchase agreement funding, but retain the cash in lieu of acquiring additional assets.  In this way we can, at a modest cost, retain higher levels of cash on hand and decrease the likelihood we will have to sell assets in a distressed market in order to raise cash. Below is a list of our outstanding borrowings under repurchase obligations at September 30, 2025.

($ in thousands)
			Weighted	Weighted
	Total		Average	Average
	Outstanding	% of	Borrowing	Maturity
Counterparty	Balances	Total	Rate	in Days
J.P. Morgan Securities LLC	$511,662	6.41%	4.34%	20
Citigroup Global Markets Inc	437,979	5.47%	4.42%	34
DV Securities, LLC Repo	389,984	4.87%	4.37%	36
ABN AMRO Bank N.V.	377,931	4.72%	4.25%	42
Wells Fargo Securities, LLC	371,202	4.64%	4.45%	14
The Bank of Nova Scotia	369,533	4.62%	4.39%	20
Merrill Lynch, Pierce, Fenner & Smith	362,023	4.52%	4.34%	70
ASL Capital Markets Inc.	359,654	4.49%	4.16%	126
Bank of Montreal	358,926	4.48%	4.38%	30
South Street Securities, LLC	344,604	4.30%	4.31%	81
Goldman, Sachs & Co	337,376	4.21%	4.34%	27
StoneX Financial Inc.	332,143	4.15%	4.30%	20
Mirae Asset Securities (USA) Inc.	331,786	4.14%	4.29%	35
Daiwa Securities America Inc.	329,915	4.12%	4.17%	135
Cantor Fitzgerald & Co	319,230	3.99%	4.34%	25
Clear Street LLC	307,707	3.84%	4.35%	20
Marex Capital Markets Inc.	302,480	3.78%	4.32%	31
RBC Capital Markets, LLC	298,220	3.72%	4.27%	56
ING Financial Markets LLC	291,011	3.63%	4.32%	17
Banco Santander SA	265,981	3.32%	4.38%	16
MUFG Securities Canada, Ltd.	255,958	3.20%	4.38%	8
Mitsubishi UFJ Securities (USA), Inc.	246,210	3.07%	4.44%	16
Mizuho Securities USA LLC	207,561	2.59%	4.34%	23
Nomura Securities International, Inc.	158,100	1.97%	4.41%	14
Natixis, New York Branch	104,895	1.31%	4.34%	29
Lucid Prime Fund, LLC	34,907	0.44%	4.34%	16
Total / Weighted Average	$8,006,978	100.00%	4.33%	39

Hedging

In connection with its interest rate risk management strategy, the Company economically hedges a portion of the cost of its repurchase agreement funding against a rise in interest rates by entering into derivative financial instrument contracts. The Company has not elected hedging treatment under U.S. generally accepted accounting principles (“GAAP”) in order to align the accounting treatment of its derivative instruments with the treatment of its portfolio assets under the fair value option election. As such, all gains or losses on these instruments are reflected in earnings for all periods presented. At September 30, 2025, such instruments were comprised of U.S. Treasury note (“T-Note”) and Secured Overnight Financing Rate ("SOFR") futures contracts, interest rate swap agreements and contracts to sell to-be-announced ("TBA") securities.

The table below presents information related to the Company’s T-Note and SOFR futures contracts at September 30, 2025.

($ in thousands)
	September 30, 2025
	Average	Weighted	Weighted
	Contract	Average	Average
	Notional	Entry	Effective	Open
Expiration Year	Amount	Rate	Rate	Equity(1)
U.S. Treasury Note Futures Contracts (Short Positions)(2)
December 2025 5-year T-Note futures (Dec 2025 - Dec 2030 Hedge Period)	$562,500	3.67%	3.67%	$54
December 2025 10-year T-Note futures (Dec 2025 - Dec 2035 Hedge Period)	228,500	3.97%	3.91%	(997)
December 2025 10-year Ultra futures (Dec 2025 - Dec 2035 Hedge Period)	197,500	4.23%	4.13%	(1,855)
SOFR Futures Contracts (Short Positions)
December 2025 3-Month SOFR futures (Sep 2025 - Dec 2025 Hedge Period)	$97,500	4.00%	4.04%	$43
March 2026 3-Month SOFR futures (Dec 2025 - Mar 2026 Hedge Period)	97,500	3.73%	3.69%	(46)
June 2026 3-Month SOFR futures (Mar 2026 - Jun 2026 Hedge Period)	97,500	3.55%	3.50%	(52)
September 2026 3-Month SOFR futures (Jun 2026 - Sep 2026 Hedge Period)	97,500	3.38%	3.29%	(91)
December 2026 3-Month SOFR futures (Sep 2026 - Dec 2026 Hedge Period)	97,500	3.27%	3.15%	(116)
March 2027 3-Month SOFR futures (Dec 2026 - Mar 2027 Hedge Period)	97,500	3.22%	3.10%	(119)
June 2027 3-Month SOFR futures (Mar 2027 - Jun 2027 Hedge Period)	97,500	3.21%	3.08%	(119)
ERIS SOFR Swap Futures Contracts (Short Positions)(3)
December 2025 5-Year Term, 3.75% fixed rate, (Dec 2025 - Dec 2030 Hedge Period)	$10,000	3.20%	3.36%	$78

(1)	Open equity represents the cumulative gains (losses) recorded on open futures positions from inception.
(2)	5-Year T-Note futures contracts were valued at a price of $109.20 at September 30, 2025. The aggregate contract values of the short positions were $614.2 million at September 30, 2025. 10-Year T-Note futures contracts were valued at a price of $112.50 at September 30, 2025. The aggregate contract values of the short positions were $257.1 million at September 30, 2025. 10-Year Ultra futures contracts were valued at a price of $115.08 at September 30, 2025. The aggregate contract values of the short positions were $227.3 million at September 30, 2025.
(3)	ERIS swap futures are exchange traded futures that replicate the cash flows of an underlying swap position.

The table below presents information related to the Company’s interest rate swap positions at September 30, 2025.

($ in thousands)
		Average
		Fixed	Average	Average
	Notional	Pay	Receive	Maturity
	Amount	Rate	Rate	(Years)
Expiration > 1 to ≤ 5 years	$1,922,500	2.90%	4.24%	3.7
Expiration > 5 years	2,020,800	3.69%	4.27%	7.0
	$3,943,300	3.31%	4.25%	5.4

The following table summarizes our contracts to sell TBA securities as of September 30, 2025.

($ in thousands)
	Notional
	Amount			Net
	Long	Cost	Market	Carrying
	(Short)(1)	Basis(2)	Value(3)	Value(4)
September 30, 2025
15-Year TBA securities:
5.0%	$250,000	$252,422	$252,715	$293
30-Year TBA securities:
5.5%	(282,000)	(284,018)	(284,445)	(427)
	$(32,000)	$(31,596)	$(31,730)	$(134)

(1)	Notional amount represents the par value (or principal balance) of the underlying Agency RMBS.
(2)	Cost basis represents the forward price to be paid (received) for the underlying Agency RMBS.
(3)	Market value represents the current market value of the TBA securities (or of the underlying Agency RMBS) as of period-end.
(4)

Net carrying value represents the difference between the market value and the cost basis of the TBA securities as of period-end and is reported in derivative assets (liabilities) at fair value in our balance sheets.

Dividends

In addition to other requirements that must be satisfied to qualify as a REIT, we must pay annual dividends to our stockholders of at least 90% of our REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gains. We intend to pay regular monthly dividends to our stockholders and have declared the following dividends since our February 2013 IPO.

(in thousands, except per share data)
Year	Per Share Amount	Total
2013	$6.975	$4,662
2014	10.800	22,643
2015	9.600	38,748
2016	8.400	41,388
2017	8.400	70,717
2018	5.350	55,814
2019	4.800	54,421
2020	3.950	53,570
2021	3.900	97,601
2022	2.475	87,906
2023	1.800	81,127
2024	1.440	96,309
2025 - YTD(1)	1.200	147,192
Totals	$69.090	$852,098

(1)

On October 15, 2025, the Company declared a dividend of $0.12 per share to be paid on November 26, 2025. The effect of this dividend is included in the table above but is not reflected in the Company’s financial statements as of September 30, 2025.

Book Value Per Share

The Company's book value per share at September 30, 2025 was $7.33. The Company computes book value per share by dividing total stockholders' equity by the total number of shares outstanding of the Company's common stock. At September 30, 2025, the Company's stockholders' equity was $1,086.1 million with 148,239,401 shares of common stock outstanding.

Capital Allocation and Return on Invested Capital

The Company allocates capital to two RMBS sub-portfolios, the pass-through RMBS portfolio, consisting of mortgage pass-through certificates issued by Fannie Mae, Freddie Mac or Ginnie Mae (the “GSEs”) and collateralized mortgage obligations (“CMOs”) issued by the GSEs (“PT RMBS”), and the structured RMBS portfolio, consisting of interest-only (“IO”) and inverse interest-only (“IIO”) securities. As of September 30, 2025, approximately 98.5% of the Company’s investable capital (which consists of equity in pledged PT RMBS, available cash and unencumbered assets) was deployed in the PT RMBS portfolio. At June 30, 2025, the allocation to the PT RMBS portfolio was approximately 98.1%.

The table below details the changes to the respective sub-portfolios during the quarter.

(in thousands)
Portfolio Activity for the Quarter
		Structured Security Portfolio
			Inverse
	Pass-	Interest	Interest
	Through	Only	Only
	Portfolio	Securities	Securities	Sub-total	Total
Market value - June 30, 2025	$6,978,561	$14,550	$248	$14,798	$6,993,359
Securities purchased	1,516,114	-	-	-	1,516,114
Return of investment	n/a	(571)	-	(571)	(571)
Pay-downs	(212,194)	n/a	n/a	n/a	(212,194)
Premium lost due to pay-downs	(1,412)	n/a	n/a	n/a	(1,412)
Mark to market gains (losses)	60,830	(4)	(42)	(46)	60,784
Market value - September 30, 2025	$8,341,899	$13,975	$206	$14,181	$8,356,080

The tables below present the allocation of capital between the respective portfolios at September 30, 2025 and June 30, 2025 and the return on invested capital for each sub-portfolio for the three month period ended September 30, 2025.

($ in thousands)
Capital Allocation
		Structured Security Portfolio
			Inverse
	Pass-	Interest	Interest
	Through	Only	Only
	Portfolio	Securities	Securities	Sub-total	Total
September 30, 2025
Market value	$8,341,899	$13,975	$206	$14,181	$8,356,080
Cash	617,208	-	-	-	617,208
Borrowings(1)	(8,006,978)	-	-	-	(8,006,978)
Total	$952,129	$13,975	$206	$14,181	$966,310
% of Total	98.5%	1.5%	0.0%	1.5%	100.0%
June 30, 2025
Market value	$6,978,561	$14,550	$248	$14,798	$6,993,359
Cash	456,328	-	-	-	456,328
Borrowings(2)	(6,655,879)	-	-	-	(6,655,879)
Total	$779,010	$14,550	$248	$14,798	$793,808
% of Total	98.1%	1.9%	0.0%	1.9%	100.0%

(1)

At September 30, 2025, there were outstanding repurchase agreement balances of $11.2 million secured by IO securities and $0.2 million secured by IIO securities. We entered into these arrangements to generate additional cash available to meet margin calls on PT RMBS; therefore, we have not considered these balances to be allocated to the structured securities strategy.

(2)

At June 30, 2025, there were outstanding repurchase agreement balances of $11.7 million secured by IO securities and $0.2 million secured by IIO securities. We entered into these arrangements to generate additional cash available to meet margin calls on PT RMBS; therefore, we have not considered these balances to be allocated to the structured securities strategy.

The return on invested capital in the PT RMBS and structured RMBS portfolios was approximately 9.9% and 1.2%, respectively, for the third quarter of 2025. The combined portfolio generated a return on invested capital of approximately 9.8%.

($ in thousands)
Returns for the Quarter Ended September 30, 2025
		Structured Security Portfolio
			Inverse
	Pass-	Interest	Interest
	Through	Only	Only
	Portfolio	Securities	Securities	Sub-total	Total
Income (net of borrowing cost)	$26,697	$222	$-	$222	$26,919
Realized and unrealized gains (losses)	59,418	(4)	(42)	(46)	59,372
Derivative losses	(8,772)	n/a	n/a	n/a	(8,772)
Total Return	$77,343	$218	$(42)	$176	$77,519
Beginning Capital Allocation	$779,010	$14,550	$248	$14,798	$793,808
Return on Invested Capital for the Quarter(1)	9.9%	1.5%	(16.9)%	1.2%	9.8%
Average Capital Allocation(2)	$865,570	$14,263	$227	$14,490	$880,060
Return on Average Invested Capital for the Quarter(3)	8.9%	1.5%	(18.5)%	1.2%	8.8%

(1)	Calculated by dividing the Total Return by the Beginning Capital Allocation, expressed as a percentage.
(2)	Calculated using two data points, the Beginning and Ending Capital Allocation balances.
(3)	Calculated by dividing the Total Return by the Average Capital Allocation, expressed as a percentage.

Stock Offerings

On March 7, 2023, we entered into an equity distribution agreement (the “March 2023 Equity Distribution Agreement”) with three sales agents pursuant to which we could offer and sell, from time to time, up to an aggregate amount of $250,000,000 of gross proceeds from the sales of shares of our common stock in transactions that were deemed to be “at the market” offerings and privately negotiated transactions. We issued a total of 24,675,497 shares under the March 2023 Equity Distribution Agreement for aggregate gross proceeds of approximately $228.8 million and net proceeds of approximately $225.0 million, after commissions and fees, prior to its termination in June 2024.

On June 11, 2024, we entered into an equity distribution agreement (the “June 2024 Equity Distribution Agreement”) with three sales agents pursuant to which we could offer and sell, from time to time, up to an aggregate amount of $250,000,000 of gross proceeds from the sales of shares of our common stock in transactions that were deemed to be “at the market” offerings and privately negotiated transactions. We issued a total of 30,513,253 shares under the June 2024 Equity Distribution Agreement for aggregate gross proceeds of approximately $250.0 million and net proceeds of approximately $245.8 million, after commissions and fees, prior to its termination in February 2025.

On February 24, 2025, we entered into an equity distribution agreement (the “February 2025 Equity Distribution Agreement”) with four sales agents pursuant to which we may offer and sell, from time to time, up to an aggregate amount of $350,000,000 of gross proceeds from the sales of shares of our common stock in transactions that are deemed to be “at the market” offerings and privately negotiated transactions. On July 28, 2025, the February 2025 Equity Distribution Agreement was amended to increase the aggregate amount of shares that may be offered by $150,000,000 to a total of $500,000,000. On July 28, 2025, the February 2025 Equity Distribution Agreement was amended to increase the aggregate amount of gross proceeds from the sales of shares that may be offered by $150,000,000 to a total of $500,000,000. Through September 30, 2025, we issued a total of 56,019,745 shares under the February 2025 Equity Distribution Agreement for aggregate gross proceeds of approximately $420.2 million, and net proceeds of approximately $413.5 million, after commissions and fees. Subsequent to September 30, 2025, we issued a total of 3,472,759 shares under the February 2025 Equity Distribution Agreement for aggregate gross proceeds of approximately $25.0 million, and net proceeds of approximately $24.6 million, after commissions and fees.

Stock Repurchase Program

On July 29, 2015, the Company’s Board of Directors authorized the repurchase of up to 400,000 shares of our common stock. The timing, manner, price and amount of any repurchases is determined by the Company in its discretion and is subject to economic and market conditions, stock price, applicable legal requirements and other factors. The authorization does not obligate the Company to acquire any particular amount of common stock and the program may be suspended or discontinued at the Company’s discretion without prior notice. On February 8, 2018, the Board of Directors approved an increase in the stock repurchase program for up to an additional 904,564 shares of the Company’s common stock. Coupled with the 156,751 shares remaining from the original 400,000 share authorization, the increased authorization brought the total authorization to 1,061,316 shares, representing 10% of the Company’s then outstanding share count. On December 9, 2021, the Board of Directors approved an increase in the number of shares of the Company’s common stock available in the stock repurchase program for up to an additional 3,372,399 shares, bringing the remaining authorization under the stock repurchase program to 3,539,861 shares, representing approximately 10% of the Company’s then outstanding shares of common stock. On October 12, 2022, the Board of Directors approved an increase in the number of shares of the Company’s common stock available in the stock repurchase program for up to an additional 4,300,000 shares, bringing the remaining authorization under the stock repurchase program to 6,183,601 shares, representing approximately 18% of the Company’s then outstanding shares of common stock. This stock repurchase program has no termination date.

From the inception of the stock repurchase program through September 30, 2025, the Company repurchased a total of 6,257,826 shares at an aggregate cost of approximately $84.8 million, including commissions and fees, for a weighted average price of $13.55 per share. During the nine months ended September 30, 2025, the Company repurchased a total of 1,113,224 shares at an aggregate cost of approximately $7.3 million, including commissions and fees, for a weighted average price of $6.52. There were no shares repurchased during the three months ended September 30, 2025. The remaining authorization under the stock repurchase program as of October 23, 2025 was 2,719,137 shares.

Earnings Conference Call Details

An earnings conference call and live audio webcast will be hosted Friday, October 24, 2025, at 10:00 AM ET. Participants can register and receive dial-in information at https://register-conf.media-server.com/register/BIeb71dde9e1144ca49e705d45afa0579b. A live audio webcast of the conference call can be accessed at https://edge.media-server.com/mmc/p/d8o7sxmj or via the investor relations section of the Company's website at https://ir.orchidislandcapital.com. An audio archive of the webcast will be available for 30 days after the call.

About Orchid Island Capital, Inc.

Orchid Island Capital, Inc. is a specialty finance company that invests on a leveraged basis in Agency RMBS. Our investment strategy focuses on, and our portfolio consists of, two categories of Agency RMBS: (i) traditional pass-through Agency RMBS, such as mortgage pass-through certificates, and CMOs issued by the GSEs, and (ii) structured Agency RMBS, such as IOs, IIOs and principal only securities, among other types of structured Agency RMBS. Orchid is managed by Bimini Advisors, LLC, a registered investment adviser with the Securities and Exchange Commission.

Forward Looking Statements

Statements herein relating to matters that are not historical facts, including, but not limited to statements regarding interest rates, inflation, liquidity, pledging of our structured RMBS, funding levels and spreads, prepayment speeds, portfolio composition, positioning and repositioning, hedging levels, leverage ratio, dividends, investment and return opportunities, the supply and demand for Agency RMBS and the performance of the Agency RMBS sector generally, the effect of actual or expected actions of the U.S. government, including the Fed, market expectations, capital raising, future opportunities and prospects of the Company, the stock repurchase program, geopolitical uncertainty and general economic conditions (including the effects of tariffs, trade wars, inflation, the U.S. deficit, U.S. government shutdowns, and the strength of the U.S. dollar), are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The reader is cautioned that such forward-looking statements are based on information available at the time and on management's good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in such forward-looking statements. Important factors that could cause such differences are described in Orchid Island Capital, Inc.'s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Orchid Island Capital, Inc. assumes no obligation to update forward-looking statements to reflect subsequent results, changes in assumptions or changes in other factors affecting forward-looking statements.

CONTACT:

Orchid Island Capital, Inc.

Robert E. Cauley

Chairman and Chief Executive Officer

772-231-1400

https://ir.orchidislandcapital.com

Summarized Financial Statements

The following is a summarized presentation of the unaudited balance sheets as of September 30, 2025, and December 31, 2024, and the unaudited quarterly statements of operations for the nine and three months ended September 30, 2025 and 2024. Amounts presented are subject to change.

ORCHID ISLAND CAPITAL, INC.
BALANCE SHEETS
($ in thousands, except per share data)
(Unaudited - Amounts Subject to Change)

	September 30, 2025	December 31, 2024
ASSETS:
Mortgage-backed securities, at fair value	$8,356,080	$5,253,310
U.S. Treasury securities, available-for-sale	125,440	100,551
Cash, cash equivalents and restricted cash	617,208	335,053
Accrued interest receivable	39,353	23,044
Derivative assets, at fair value	548	9,277
Other assets	405	392
Total Assets	$9,139,034	$5,721,627

LIABILITIES AND STOCKHOLDERS' EQUITY
Repurchase agreements	$8,006,978	$5,025,543
Dividends payable	17,815	9,940
Derivative liabilities, at fair value	2,949	332
Accrued interest payable	22,234	10,750
Due to affiliates	1,498	1,167
Other liabilities	1,471	5,395
Total Liabilities	8,052,945	5,053,127
Total Stockholders' Equity	1,086,089	668,500
Total Liabilities and Stockholders' Equity	$9,139,034	$5,721,627
Common shares outstanding	148,239,401	82,622,464
Book value per share	$7.33	$8.09

ORCHID ISLAND CAPITAL, INC.
STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
($ in thousands, except per share data)
(Unaudited - Amounts Subject to Change)

	Nine Months Ended September 30,		Three Months Ended September 30,
	2025	2024	2025	2024
Interest income	$281,813	$169,581	$108,434	$67,646
Interest expense	(212,027)	(172,428)	(81,515)	(67,306)
Net interest income (expense)	69,786	(2,847)	26,919	340
Gains on RMBS and derivative contracts	499	47,351	50,600	21,249
Net portfolio income	70,285	44,504	77,519	21,589
Expenses	14,663	12,387	5,441	4,269
Net income	$55,622	$32,117	$72,078	$17,320
Other comprehensive income	280	38	94	48
Comprehensive net income	$55,902	$32,155	$72,172	$17,368

Basic and diluted net income per share	$0.48	$0.53	$0.53	$0.24
Weighted Average Shares Outstanding	115,574,062	60,700,959	136,368,958	72,377,373
Dividends Declared Per Common Share:	$1.08	$1.08	$0.36	$0.36

	Three Months Ended September 30,
Key Balance Sheet Metrics	2025	2024
Average RMBS(1)	$7,674,720	$4,984,279
Average repurchase agreements(1)	7,331,428	4,788,287
Average stockholders' equity(1)	999,025	605,978
Adjusted leverage ratio - as of period end(2)	7.4:1	8.0:1
Economic leverage ratio - as of period end(3)	7.4:1	7.6:1

Key Performance Metrics
Average yield on RMBS(4)	5.65%	5.43%
Average cost of funds(4)	4.45%	5.62%
Average economic cost of funds(5)	3.25%	2.96%
Average interest rate spread(6)	1.20%	(0.19)%
Average economic interest rate spread(7)	2.40%	2.47%

(1)	Average RMBS, borrowings and stockholders’ equity balances are calculated using two data points, the beginning and ending balances.
(2)	The adjusted leverage ratio is calculated by dividing ending repurchase agreement liabilities by ending stockholders’ equity.
(3)	The economic leverage ratio is calculated by dividing ending total liabilities adjusted for net notional TBA positions by ending stockholders' equity.
(4)	Portfolio yields and costs of funds are calculated based on the average balances of the underlying investment portfolio/borrowings balances and are annualized for the quarterly periods presented.
(5)	Represents the interest cost of our borrowings and the effect of derivative agreements attributed to the period related to hedging activities, divided by average borrowings.
(6)	Average interest rate spread is calculated by subtracting average cost of funds from average yield on RMBS.
(7)	Average economic interest rate spread is calculated by subtracting average economic cost of funds from average yield on RMBS.